UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2011

Innovative Wireless Technologies, Inc.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53421	90-0535563
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

Innovative Wireless Technologies, Inc.
3655 Nobel Drive, Suite 520
San Diego, California 92122
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

310-237-2001
 (ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Innovative Wireless Technologies, Inc. (the "Registrant" or the “Company”)) from time to time with the U.S. Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01             ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

(a) Loan Agreement

On February 15, 2011, the Company entered into a Loan Agreement, as Borrower, with Pavel Alpatov, the Company’s President and sole Director, as Lender, pursuant to which the Company may borrow the principal amount of $400,000

The entire principal amount only may be drawn down by the Company at any time prior to February 15, 2021.  As of the date of this report, the Company has drawn down the entire principal amount.  The Company intends to use any borrowing under the Loan Agreement to (i) make investments into research and development and (ii) to cover legal, corporate and marketing expenses associated with advancing new technology into the world market.

Interest will accrue on the amount outstanding under the Loan Agreement at a rate of 10% per annum.  Interest is payable quarterly in arrears on the outstanding principal balance.  The entire principal and any accrued but unpaid interest is due and payable on February 15, 2021, but may be pre-paid at any time before that date with the consent of Mr. Alpatov.  Mr. Alpatov may demand payment of the outstanding principal and accrued but unpaid interest at any time prior to February 15, 2021.

(b) Office Lease

On April 6, 2011, the Company entered into an Office Lease Agreement with Property Reserve, Inc., pursuant to which it would rent 858 square feet at 3655Nobel Drive, Suite 520, San Diego, CA 92122.  The Company intends to move its headquarters to such location.  The term of the Office Lease is one year, and the base rent is $2,016.30 per month.  The sum of $24,195.60, representing the base rent for the full 12-month term was paid by the Company upon execution of the Office Lease Agreement.

(c) Exclusive Distribution and Marketing Agreement

On April 4, 2011, the Company entered into an Exclusive Distribution and Marketing Agreement with CJSC - Innovation Weapons Technologies (“Distributor”) pursuant to which Distributor will serve as the exclusive distributor in the Russian Federation for all products to be produced by the Company.  As exclusive distributor for the Company’s products in the Russian Federation, Distributor will be entitled to purchase the products sold at Distributor’s cost.  The Exclusive Distribution and Marketing Agreement will have an initial term of seven years.

(d) Manufacturing Agreement

On April 4, 2011, the Company entered into an Manufacturing Agreement with CJSC - Innovation Weapons Technologies (“Manufacturer”) pursuant to which Manufacturer will produce various products or its parts for the Company.  The Manufacturing Agreement will have an initial term of five years.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

  The disclosure set forth above under Item 1.01(a) is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

None

(b) Pro Forma Financial Information

None

(c) Exhibits.

10.1	Loan Agreement dated February 15, 2011, between Pavel Alpatov, as Lender, and Innovative Wireless Technologies, Inc., as Borrower.

10.2	Office Lease Agreement dated April 6, 2011, between Innovative Wireless Technologies, Inc. and Property Reserve, Inc.

10.3	Exclusive Distribution and Marketing Agreement dated April 4, 2011, between Innovative Wireless Technologies, Inc. and CJSC - Innovation Weapons Technologies.

10.4	Manufacturing Agreement dated April 4, 2011, between Innovative Wireless Technologies, Inc. and CJSC - Innovation Weapons Technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Wireless Technologies, Inc.

By:	/s/ Pavel Alpatov
PAVEL ALPATOV
PRESIDENT AND DIRECTOR

Dated: May 4, 2011